EXHIBIT 99.1

[Seacor logo]                                                      PRESS RELEASE



                     SEACOR ANNOUNCES DOCUMENT SUBPOENA FROM
                           U.S. DEPARTMENT OF JUSTICE


HOUSTON, TEXAS
June 16, 2005

FOR IMMEDIATE RELEASE -- SEACOR Holdings Inc. (NYSE: "CKH") stated today that one of its subsidiaries received a document subpoena from the Antitrust Division of the U.S. Department of Justice. This subpoena relates to a grand jury investigation of potential antitrust violations among providers of helicopter transportation services in the Gulf of Mexico. The Company believes that this subpoena is part of a broader industry inquiry and that other providers also have received such a subpoena. The Company intends to provide all information required in response to this investigation.


About SEACOR
------------

SEACOR and its subsidiaries are engaged in the operation of a diversified fleet of offshore support vessels that service oil and gas exploration and development activities in the U.S. Gulf of Mexico, the North Sea, West Africa, Asia, Latin America and other international regions. Other business activities primarily include environmental services, inland river operations, and offshore aviation services. For additional information, contact Randall Blank, Executive Vice President and Chief Financial Officer, at (281) 899-4800 or (212) 307-6633 or visit SEACOR's website at www.seacorholdings.com.

Forward-Looking Statements
--------------------------

This release includes "forward-looking statements" as described in the Private Securities Litigation Reform Act of 1995. Statements herein that describe the Company's expectations, strategic objectives and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others, that the subpoena is not part of a broader industry inquiry and that no other helicopter providers received a similar subpoena. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this release speak only as of the date of this release and SEACOR disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned under "Forward-Looking Statements" in
Item 7 of our Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which we incorporate by reference.